Exhibit 99.2

AMENDMENT NO. 1 TO

STOCK PURCHASE AGREEMENT

This Amendment No. 1 (this “Amendment”) to that certain Stock Purchase Agreement, dated September 30, 2014 (the “Agreement”) is entered into this 23rd day of October 2014, by and between Nicholas Canillas (“Buyer”) and Trevor Robertson (“Seller” and together with Borrower, the “Parties”).

RECITALS

WHEREAS, the Parties previously entered into the Agreement, pursuant to which Buyer purchased shares of Licont Corp. common stock from Seller;

WHEREAS, the Parties wish to amend the Agreement to correct the shares number purchased from 1,500,000 to 1,400,000;

WHEREAS, the Parties do not intend this Amendment to impact any of the other rights, obligations, or commitments of the Parties set forth in the Agreement, except as set forth in this Amendment.

NOW, THEREFORE, in consideration of these premises and the mutual promises contained herein, the Parties to this Amendment do hereby agree as follows:

Section 1.            Amendment to Agreement.

The defined term “Shares” in the Agreement shall be amended from 1,500,000 to 1,400,000 shares of Licont common stock.

Section 2.            Capitalized Terms.

Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

Section 3.            Governing Law.

The terms of this Amendment shall be governed by the law and in the manner provided for in the Agreement. All other terms and conditions set forth in the Agreement, not otherwise modified by this Amendment, shall control over the interpretation of this Amendment.

Section 4.            Complete Agreement.

This Amendment and referenced Agreement constitute the entire agreement between the Parties hereto relating to this specific subject matter thereof. There are no terms, obligations, covenants, representations, statements, or conditions relating to the subject matter thereof other than those contained in this Amendment and the above referenced Agreement. No variation or modification of this Amendment or the above referenced Agreement or waiver of any of the terms or provisions hereof will be deemed valid unless in writing and signed by both parties.

Section 5.            Counterparts.

This Amendment may be executed in counterparts, which together shall constitute one and the same Amendment. The Parties may execute more than one copy of this Amendment, each of which shall constitute an original.

IN WITNESS WHEREOF, the Parties have signed this Amendment as of the date first written above.

Nicholas Canillas	Trevor Robertson

/s/ Nick Canillas	/s/ Trevor Robertson